Exhibit 99.1

Global Expansion of the AXP Franchise AXP Pre-Tax Margin – International* * Pre-tax margin is pretax income from continuing operations as a percentage of total revenues net of interest expense. International represents the sum of the Europe, Middle East and Africa (EMEA) region, the Japan, Asia/Pacific and Australia (JAPA) region and the Latin America, Caribbean and Canada (LACC) region set forth in the geographic note to the Company’s 2011 consolidated financial statements. 2012 1H calculated using the same allocation methodology applied for 2011. 10.2, 14.4, 17.5, 17.7, 2009, 2010, 2011, 1H'12